Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement of our report dated December 11, 2020, relating to the consolidated financial statements of Albert DE Holdings Inc. and subsidiaries for the year ended October 2, 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

Raleigh, North Carolina

August 16, 2021